Exhibit 99.1

U.S. Legal Cannabis Pioneer Bright Green Corporation Appoints Industry Veteran Groovy Singh as New Chief Executive Officer

Singh’s appointment comes in support of the Company’s next evolution, which will be focused on investing in top talent, commencement of commercial operations, and investing in clinical research and development of plant based therapies, and expanding into cultivation and manufacturing of other scheduled substances.

GRANTS, N.M., October 03, 2023 - Bright Green Corporation (NASDAQ: BGXX) (“Bright Green” or “the Company”), announced today their appointment of Groovy Singh, a renowned leader and strategist in the cannabis and wellness industries, as Chief Executive Officer. Singh will replace current CEO Seamus McAuley, who is stepping back from the position to address recently developed health-related concerns. McAuley will assume an advisory role to Mr. Singh during the transition to continue facilitating the company’s success while remaining focused on his recovery.

Mr. Singh comes to the role with extensive experience in both U.S. and international markets across consumer products, retail, fashion, entertainment, and wellness. Over a 23-year career as co-founder and executive, he has driven the successful growth and expansion of both private brands and public corporations. He brings a penchant for international partnerships as demonstrated at TWC Brands Inc. where he forged alliances with global active apparel brands Billabong, Reebok, and Disney; and developed significant relations with foreign investors through the management of a real estate fund which will be pivotal to Bright Green’s EB-5 program. Most recently, Mr. Singh co-founded and was the Chief Marketing Officer of Glass House Brands where he was responsible for the formation and growth of the company’s commercial cannabis operations including six million square feet of cultivation and consumer retail business.

“The Bright Green Board and I are very grateful to Seamus for the work carried out thus far, and we are fully understanding of the health challenges he currently faces. We offer him nothing but our support moving forward,” Terry Rafih, Executive Chairman of the Board of Directors for Bright Green said Monday. “We are delighted to appoint Groovy Singh to the role of CEO given the depth of his experience and shared enthusiasm on the opportunities that lie ahead for the company. I am confident that, with his expertise and experience, he will successfully lead the execution of the next phase of Bright Green’s strategy.”

Mr. Singh addressed his appointment on Monday with enthusiasm, stating, “I think Bright Green is positioned with an opportunity to not only be the premier cultivator, manufacturer, and supplier of a new, groundbreaking class of Active Pharmaceuticals Ingredients, but also to form a trusted network of domestic and international partners that can facilitate the expansion of this impactful approach to medicine and therapies. This is the vision that is shared across the Founders and Board Members of Bright Green -- to have everything under one roof and “Made in the USA” from start to finish.” Singh continued, “I am eager to leverage the monumental achievements that Bright Green’s leadership has already solidified, including the EB-5 program and our existing international exposure—an element I am particularly looking forward to building on.”

Singh’s appointment comes closely behind Bright Green’s February announcement of its plans to raise $500 million under the United States Citizens and Immigration Services (“UCISC”) EB-5 Program, a result of the company’s historic DEA registration as the first and largest publicly traded company in the U.S. to be federally authorized to grow, manufacture and sell cannabis and cannabis-related products for research, pharmaceutical applications, and affiliated import and export—a milestone the company announced in April this year. As the new CEO, Singh will look to use that momentum to significantly impact and progress business and commerce operations in New Mexico, helping drive Bright Green’s position as a pioneer in the cannabis and pharmaceutical space. Further details on the Bright Green EB-5 program can be found by visiting our dedicated EB-5 website www.brightgreen.us/eb5

In conjunction with his appointment to CEO of Bright Green, Singh holds seats on the boards of several International companies in the Agtech, Real Estate, and CPG sectors. He holds a B.A. from Stanford University and an OPM certification from Harvard Business School.

Media Inquiries & Investor Relations Contact

ir@brightgreen.us

About Bright Green

Bright Green is one of the first companies selected and approved by the US government to legally grow, manufacture, and sell cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export under legal and state law. Our approval, based on pre-agreed terms set by the U.S. Drug Enforcement Administration, gives Bright Green the opportunity to advance the vision of improving quality of life through the opportunities presented by cannabis-derived therapies. To learn more, visit www.brightgreen.us.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of such date. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to, the inability of the Company to raise funds under the Company’s EB-5 program, and the impact that new officers, directors and employees may have on the Company and the Company’s business and results of operations. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended and supplemented, as well as other documents that may be filed by the Company from time to time with the SEC. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release. Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov.